CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Partners Equity Trust — Legg Mason Partners Small Cap Growth Fund (the “Registrant”), each certify to the best of his knowledge that:

1.    The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2008 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Equity Trust —	Legg Mason Partners Equity Trust —
Legg Mason Partners Small Cap Growth Fund	Legg Mason Partners Small Cap Growth Fund

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak
R. Jay Gerken	Kaprel Ozsolak
Date: March 5, 2009	Date: March 5, 2009

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.